SKINNY NUTRITIONAL CORP.

Offer Letter

Start Date: November 1, 2011

Title: Chief Sales Officer

Term: 3 year term with mutually agreed upon renewals

Initial Stock Deal: 7,500,000 shares vested over a three year period

Salary: $150,000 per year

Annual Bonus: Three tier bonus based on performance.

Performance standards to be determined within 30 days of start date. Bonus levels are 20%, 40, and 50%. Bonus’ to be set by CEO.

Vacation: 4 weeks per calendar year.

Health/Dental Insurance: Full family coverage.

Car Allowance: $1,000 per month

Expenses: All business related expenses

Severance Period: 6 months for non cause termination, after 1 year of employment

Skinny Nutritional Corp.,	Robert W. Miller